Exhibit 99.1

2004-12

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE PRESENTATION

     HOUSTON (May 26, 2004) — Cooper Cameron Corporation Senior Vice President and CFO Franklin Myers will appear at the UBS 2004 Global Oil & Gas Conference on Friday, June 4, 2004. His remarks will be available on a live webcast.

     The audio of the conference presentation will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 10:00 a.m. Eastern time (9:00 a.m. Central). In addition, the presentation slides may be viewed on Cooper Cameron’s website during the remarks. The presentation will be archived on Cooper Cameron’s website for replay.

     Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com